SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (date of earliest event reported): June 2, 2004
                                                  --------------



                     GIANT MOTORSPORTS, INC.
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)




         Nevada               000-50243              33-1025552
-----------------------   ---------------------  -------------------
(State of Incorporation   (Commission File No.)  (IRS Identification
 or Other Jurisdiction)                                Number)





             13134 State Route 62, Salem, Ohio 44460
            ----------------------------------------
            (Address of principal executive offices)



                           (330)  332-8534
        -------------------------------------------------
        Registrant's telephone number including area code




   -------------------------------------------------------------
   (Former name or former address, if changed since last report)


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Item 4.   Changes in Registrant's Certifying Accountant.

     Effective June 3, 2004, the registrant notified BDO Seidman, LLP ("BDO"), the independent accounting firm previously engaged as the principal accountant to audit the registrant's financial statements, of its dismissal. BDO had provided a report on the registrant's financial statements for the fiscal years ended 2002 and 2003. This report was filed along with the registrant's Form 8-K/A dated March 31, 2004. BDO's report did not contain any adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was approved by the Board of Directors of the registrant. During the period preceding such dismissal there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

      Effective June 2, 2004, the registrant engaged Bagell, Josephs & Company, LLC ("BJC") as the principal accountant to audit the registrant's financial statements. During the registrant's two most recent fiscal years, and any subsequent interim period prior to engaging BJC, neither the registrant nor anyone on its behalf consulted BJC regarding either: (i) the application of accounting principles to a specified transaction regarding the registrant, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or (ii) any matter regarding the registrant that was either the subject of a disagreement or a reportable event.

Item 7.   Financial Statements and Exhibits.

Exhibits
--------

     The following exhibits are filed herewith:

   Exhibit Number                      Exhibit
   --------------                      -------

         16                Letter of BDO Seidman, LLP
                           re: Change in Certifying Accountant




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                           SIGNATURES
                           ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GIANT MOTORSPORTS, INC.



                                   By: /s/ Gregory A. Haehn
                                      ---------------------------
                                        Gregory A. Haehn
                                        President



Dated: As of June 8, 2004






















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